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                                                                      EXHIBIT 11

                       TITAN PHARMACEUTICALS, INC.
                      (A DEVELOPMENT STAGE COMPANY)
                STATEMENT OF COMPUTATION OF NET LOSS PER SHARE


                                                      THREE MONTHS ENDED SEPTEMBER 30,    NINE MONTHS ENDED SEPTEMBER 30,
                                                      --------------------------------   --------------------------------
                                                          1995                 1996           1995              1996
                                                      -----------          -----------   -----------         ------------
                                                                 (unaudited)                       (unaudited)
Net loss                                              $(2,975,406)         $(2,787,889)  $(8,853,346)        $ (8,888,174)

Deemed dividend upon conversion of preferred stock            -                    -             -             (5,431,871)
                                                      -----------          -----------   -----------         ------------
Net loss applicable to common stock                    (2,975,406)          (2,787,889)   (8,853,346)         (14,320,045)
                                                      -----------          -----------   -----------         ------------
                                                      -----------          -----------   -----------         ------------

Weighted average shares of
  common stock outstanding                              1,408,519           11,792,738     1,408,559           10,463,149
Shares related to Staff Accounting
  Bulletin topic 4D:
     Stock options and warrants                           897,836                  -         897,836                  -
                                                      -----------          -----------   -----------         ------------
Shares used in computing net loss per share             2,306,355           11,792,738     2,306,395           10,463,149
                                                      -----------          -----------   -----------         ------------
                                                      -----------          -----------   -----------         ------------
Net loss per share                                    $     (1.29)         $     (0.24)  $     (3.84)        $      (1.37)
                                                      -----------          -----------   -----------         ------------
                                                      -----------          -----------   -----------         ------------

PRO FORMA

Net loss applicable to common stock                   $(2,975,406)                       $(8,853,346)
                                                      -----------                        -----------
                                                      -----------                        -----------
Calculation of shares outstanding for
  computing pro forma net loss per share:
    Shares used in computing net loss per share         2,306,355                          2,306,395
    Adjusted to reflect the effect of the
      assumed conversion of preferred stock             5,520,849                          5,217,773
                                                      -----------                        -----------
Shares used in computing pro forma net
  loss per share                                        7,827,204                          7,524,168
                                                      -----------                        -----------
                                                      -----------                        -----------

Pro forma net loss per share                          $    (0.38)                        $     (1.18)
                                                      -----------                        -----------
                                                      -----------                        -----------

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